Exhibit 23.2

Katz, Abosch, Windesheim, Gershman & Freedman, P.A.
40 York Road
Baltimore, Maryland 21204-5204

The Board of Directors
View Systems, Inc.:

We consent to the use of our Report on Audit of Financial Statements for RealView Systems, Inc. for the year ended December 31, 1997, in your registration statement on Form SB-2.

K.A.W.G&F., P.A. /s/Katz, Abosch, Windesheim, Gershman & Freedman, P.A.

Baltimore, Maryland
December, 1999